 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2008

MAXXAM INC.
(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924
(Commission File Number)

95-2078752
(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 975-7600

Not Applicable
(Former name, former address and
former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                      Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 is a press release issued by the Registrant on May 14, 2008, regarding its 2008 first quarter results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   MAXXAM INC.

Date:  May 14, 2008                                                                                                                                                                                                       By:       /s/ Bernard L. Birkel
                                                                                                                                              Name:       Bernard L. Birkel
                                                                                                                                             Title:          Secretary

EXHIBIT INDEX

Exhibit 99.1:                                Earnings Release issued on May 14, 2008

0156FMS8.NR.DOC

Exhibit 99.1
May 14, 2008

Contact:  Ron Kurtz
(713) 267-3686

MAXXAM REPORTS RESULTS FOR FIRST QUARTER OF 2008

HOUSTON, Texas (May 14, 2008) - MAXXAM Inc. (AMEX: MXM) reported a net loss of $13.9 million, or $2.58 loss per share, for the first quarter of 2008, compared to a net loss of $12.3 million, or $2.33 loss per share for the same period a year ago.  Net sales for the first quarter of 2008 totaled $21.7 million, compared to $28.7 million in the first quarter of 2007.

REAL ESTATE OPERATIONS

Real estate sales and operating losses for the first quarter of 2008 were $8.9 million and $1.2 million, respectively, as compared $11.6 million and $0.6 million, respectively, in the first quarter of 2007, primarily as a result of lower sales at the Company’s Fountain Hills development.

RACING OPERATIONS

Net sales increased slightly for the Company’s racing operations in the first quarter of 2008 as compared to the perior year period.  Operating losses of $0.8 million for the first quarter of 2008 increased slightly from $0.6 million in the prior year period, principally due to increased operating expenses at Sam Houston Race Park.

FOREST PRODUCTS OPERATIONS

As discussed below, on January 18, 2007, The Pacific Lumber Company (Palco) and its wholly owned subsidiaries (collectively, the Debtors), including Scotia Pacific Company LLC (Scopac) filed for reorganization under Chapter 11 of the Bankruptcy Code.  As a result, the Company deconsolidated the Debtors’ financial results beginning January 19, 2007, and began reporting its investment in the Debtors using the cost method.  Accordingly, the Company’s consolidated financial results reported herein includes activity for the Debtors only from January 1, 2007 through January 18, 2007.

CORPORATE AND OTHER

The Corporate segment’s operating losses represent general and administrative expenses that are not specifically attributable to the Company’s operating segments.  The Corporate segment’s operating losses increased $2.7 million in the first quarter of 2008, as compared to the prior year period, primarily due to changes in stock-based compensation expense resulting from fluctuations in the market price of the Company’s common stock and substantial costs related to the forest products’ bankruptcy proceedings (including legal fees and unreimbursed services).

Consolidated investment, interest and other income declined $3.8 million in the first quarter of 2008, as compared to the prior year period, primarily from lower returns on marketable securities and other short-term investments.

MAXXAM  has previously announced that it may from time to time purchase shares of its Common Stock on national exchanges or in privately negotiated transactions.  In this regard, in March 2008, the Company purchased 687,480 shares of its Common Stock from two affiliated institutional holders in a privately negotiated transaction for an aggregate cost of $20.1 million.

REORGANIZATION PROCEEDINGS OF PALCO AND ITS WHOLLY OWNED SUBSIDIARIES

Prior to the issuance of this press release, MAXXAM filed its first quarter report on Form 10-Q with the Securities and Exchange Commission.  The Notes to Financial Statements and other sections of the Form 10-Q discuss the impact of Palco and Scopac on the Company’s consolidated financial results.

On January 18, 2007, the Debtors, Palco and its five wholly owned subsidiaries, including Scopac, filed separate voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas for reorganization under Chapter 11 of the Bankruptcy Code.  The six companies that filed for voluntary protection are Palco, Britt Lumber Co., Inc., Scotia Development LLC, Salmon Creek LLC and Scotia Inn Inc. (collectively, the Palco Debtors) and Scopac.  The six bankruptcy cases are being jointly administered, with the Debtors managing their businesses in the ordinary course as debtors-in-possession subject to the control and supervision of the Bankruptcy Court.

On the January 30, 2008 deadline established by the Bankruptcy Court, five plans of reorganization were filed.   The Debtors as a group filed a joint plan.  In addition, the Palco Debtors as a group and Scopac each filed separate alternative stand-alone plans of reorganization.  The fourth plan of reorganization was filed by Mendocino Redwood Company, LLC (MRC) and Marathon Structured Finance Fund L.P. (Marathon).  The final plan, the Noteholder plan, was filed by the indenture trustee on behalf of the holders of Scopac’s Timber Notes.  The MRC/Marathon plan would reorganize and continue the businesses of the Debtors.  The Noteholder plan effectively provides for an auction of Scopac’s timberlands to the highest bidder, but does not address the Palco Debtors.  The MRC/Marathon Plan would result in the loss entirely of the Company’s indirect equity interests in Palco and Scopac and the Noteholder plan would likely result in the loss entirely of such equity interests.

On May 1, 2008, MRC, Marathon, the Company, and the Palco Debtors and other Company subsidiaries entered into a settlement term sheet.    Scopac was not a party to the Settlement Term Sheet.  Pursuant to the terms of the settlement term sheet, the Palco Debtors have withdrawn the Joint Plan and the Palco Debtors’ alternative plan.  The Company and Palco Debtors also agreed, among other things, to express support for and use their best efforts to defend the MRC/Marathon plan, and use their best efforts to oppose any competing plan of reorganization.  A summary of the settlement term sheet is set forth in Note 1 to the Company’s first quarter Form 10-Q, including various provisions that are dependent on approval of the Bankruptcy Court or confirmation of the MRC/Marathon plan by the Bankruptcy Court.

There is substantial uncertainty as to which plan of reorganization, if any, will be confirmed by the Bankruptcy Court.  If no plan is confirmed, the Bankruptcy Court may elect to convert the Bankruptcy Cases to a Chapter 7 liquidation proceeding. The confirmation hearing, at which the Bankruptcy Court will consider the remaining plans of reorganization, began in April 2008 and has not yet concluded.  The outcome of the Bankruptcy Cases is impossible to predict and could have a material adverse effect on the businesses of the Debtors, on the interests of creditors, and on the Company.

Company press releases may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The company cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors.

MAXXAM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions of dollars, except per share information)

	Three Months Ended March 31,
	2008	2007
	(Unaudited)

Sales:
Real estate	$8.9	$11.6
Racing	12.8	12.7
Forest products, net of discounts	-	4.4
	21.7	28.7
Costs and expenses:
Cost of sales and operations:
Real estate	4.2	5.3
Racing	11.0	10.8
Forest products	-	4.3
Selling, general and administrative expenses	10.8	10.0
Gains on sales of other assets	-	(0.1)
Depreciation, depletion and amortization	2.8	4.5
	28.8	34.8
Operating loss:
Real estate	(1.2)	(0.6)
Racing	(0.8)	(0.6)
Forest products	(0.5)	(3.0)
Corporate	(4.6)	(1.9)
	(7.1)	(6.1)
Other income (expense):
Investment, interest and other income (expense)	(2.6)	1.2
Interest expense	(4.1)	(7.1)
Amortization of deferred financing costs	(0.1)	(0.3)
Loss before income taxes	(13.9)	(12.3)
Benefit (provision) for income taxes	-	-
Net loss	$(13.9)	$(12.3)

Basic loss per common and common equivalent share	$(2.58)	$(2.33)

Diluted loss per common and common equivalent share	$(2.58)	$(2.33)